Exhibit 10.3

CONFIDENTIAL TREATMENT REQUESTED

AMENDMENT NUMBER SEVEN TO GOOGLE SERVICES AGREEMENT

This Amendment Number Seven to the Google Services Agreement (the “Amendment”), effective as of March 1, 2016 (the “Amendment Effective Date”), is between Google Inc. (“Google”) and Synacor, Inc. (“Company”) and amends the Google Services Agreement, dated March 1, 2011 (as amended, the “Agreement”). Capitalized terms not defined in this Amendment have the meanings given to those terms in the Agreement. The parties agree as follows:

1.	[*]. Exhibit A of the Agreement is amended to add [*].

2.	Term Extension. The following is added as new Section 17.2(g):

“17.2(g) Google may renew this Agreement for one additional 12-month period following the end of the current Term by giving written notice to Company at least 60 days prior to the end of the current Term.”

3.	Miscellaneous. The parties may execute this Amendment in counterparts, including facsimile, PDF, or other electronic copies, which taken together will constitute one instrument. Except as expressly modified herein, the terms of the Agreement remain in full force and effect.

AGREED:

Google Inc.	Synacor, Inc.

By: /s/ Philipp Schindler	By: /s/ Himesh Bhise
Print Name: Philipp Schindler	Print Name: Himesh Bhise
Title: Authorized Signatory	Title: CEO
Date: 2016.03.08	Date: 03/08/16

[*] = CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.